Exhibit 10.4
                                    AGREEMENT

THIS AGREEMENT is made and entered  effective the 10th day of June,  1999 by and
between  Spintek  Gaming   Technologies,   Inc.,  a  Nevada   corporation   (the
"Corporation"), and Robert E. Huggins, (the "Executive"):

                              W I T N E S S E T H:


         WHEREAS, the Corporation is desirous of retaining Executive in his current position of President and Chief Operating Officer, and entering into an agreement with respect to the Executive providing consulting services to the Corporation after the Executive completes his services and President and Chief Operating Officer; and

         WHEREAS, the parties are desirous of eliminating certain change in control provisions contained in Executive's Employment Agreement dated July 1, 1998 (the "Former Agreement"); and

         WHEREAS, in order effect the foregoing, the Corporation and Executive desire to enter into a new Employment Agreement replacing previous employment agreements, including the Former Agreement, between the parties.

NOW, THEREFORE, on the basis of the foregoing facts and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.       Employment.

         The Corporation hereby agrees to, and does hereby, employ the Executive and Executive hereby accepts employment with the Corporation on the terms and conditions set forth in this Agreement (the "Agreement"). By execution of this Agreement, the Executive acknowledges the termination of the Former Agreement, and that all obligations of the Corporation under the Former Agreement have been satisfied in full.

2.       Term.

         The term of this Agreement shall continue through December 31, 2005, unless sooner terminated as hereinafter provided (the "Term"). The Term shall be divided into two parts, the first to be the time during which the Executive acts a full-time employee of the Corporation (the "Employment Term"), that period to be from the date of this Agreement until terminated, and the second to be from the day following termination of the Employment Term through the Term of this Agreement (the "Consulting Term"). The Corporation has the right to terminate the Employment Term and thereby initiate the Consulting Term at any time upon 15 days written notice to Executive. The Executive has the right to terminate the Employment Term and thereby initiate the Consulting Term at any time upon 15 days written notice to the Corporation; provided that should the Executive terminate the Employment Term prior to June 30, 2000 then

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the Employment Term will terminate in accordance with the Executive's  notice to the Corporation although the consulting fee payable pursuant to Section 4 shall not begin until July 1, 2000. Notwithstanding the foregoing, the Employment Term shall automatically terminate on December 31, 2000 and the Consulting Term shall begin on January 1, 2001 if not otherwise noticed by the Corporation.

3.       Duties and Services.

         A. The Corporation and the Executive hereby agree that, subject to the provisions of this Agreement, during the Employment Term the Corporation will employ the Executive and the Executive will serve the Corporation as President and Chief Operating Officer.

         B. During the Consulting Term, the Executive agrees to provide services as an independent consultant and, if requested by the Corporation, as an advisory director to the Corporation. The Executive will be retained as an independent contractor and not as an employee during the Consulting Term, and shall be free to pursue other endeavors provided he complies with the terms of this Agreement. During the Consulting Term the Executive agrees to make himself available to the Corporation at the request of the Chief Executive Officer and the Board of Directors for up to forty (40) hours per month. The Corporation shall reimburse the Executive for reasonable travel expenses incurred at the request of the Corporation.

         C. Executive agrees during the Term of this Agreement not to usurp a corporate opportunity for his own financial gain. A corporate opportunity shall be defined as a business opportunity which the corporation is financially able to undertake, is, from its nature, in the line of the Corporation's business and is one in which the Corporation has an interest or a reasonable expectancy. Executive agrees that he shall offer a corporate opportunity to the Corporation. The Corporation shall have thirty (30) days to either take the opportunity for itself or to reject the opportunity in which case Executive shall have the right to pursue such opportunity for himself. Failure to notify Executive within such thirty (30) day period shall be deemed a rejection of the opportunity by the Corporation.

4.       Compensation.

         A. As salary during the Employment Term, the Corporation shall pay the Executive, in accordance with its normal payroll, a minimum annual salary of Two Hundred Thousand Dollars ($200,000) such salary to be paid no less than biweekly during the Term, such amount to be retroactive to May 1, 1999. During the Consulting Term, the Executive shall receive a consulting fee of Ten Thousand Seven Hundred Dollars ($10,000) per month, such amount to be paid to the Executive on a monthly basis, in advance; provided that if the Executive terminated the Employment Term prior to June 30, 2000 pursuant to Section 2 hereof, then the Consulting Fee shall not begin until July 1, 2000, notwithstanding that the Consulting Term had previously been initiated. Unless expressly agreed in writing by the parties hereto, no such additional compensation or benefits shall be deemed to modify or other wise affect the terms or conditions of this Agreement.

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         B.  Executive  shall receive an  automobile  allowance in the amount of
Seven Hundred Fifty Dollars ($750) per month during the Employment Term.

         C. The Corporation shall reimburse Executive for the cost of his country club initiation fee which Executive has previously paid. Such reimbursement shall be paid to Executive through payments of $858.60 per month through July 31, 2001, regardless of whether during the Employment Term or the Consulting Term. Such country club membership shall be held in the name of the Executive for the benefit of Executive and shall be the exclusive property of the Executive.

         D. Executive may receive additional compensation, including bonuses granted by the Corporation at the discretion of the Board of Directors or Chief Executive Officer of the Corporation (the "CEO"). The amount of any bonus paid to Executive shall be determined in the discretion of the Board of Directors. The Corporation agrees to provide a written bonus compensation plan for the benefit of the Executive Officers, Officers and additional employees of the Corporation as soon as practicable following execution of this Agreement.

6.       Other Benefits.

         During the Employment Term the Executive shall receive all rights and benefits for which he is then eligible under any employee benefit plan or bonus plan which the Corporation generally provides for its employees. Executive shall be provided with a life insurance policy on his life for not less than double his then current base annual salary; and, he shall also be provided with a disability insurance policy for not less than 60% of his then current annual salary. Such benefits shall cease, with the exception of rights of the Executive under the Consolidated Omnibus Budget Resolution Act of 1976, upon the beginning of the Consulting Term.

7. Grant of Options to Acquire Stock and Restrictions of Sale.

         A. In addition to those options previously granted by the Corporation to Executive, Corporation hereby grants on the date of this Agreement to Executive and option to purchase 1,117,287 shares of the Corporation's common stock at the closing price per share for a share of the Corporation's common stock on the date of grant, which options shall vest and become exercisable (i) with respect to 744,858 shares on June 30, 2000 if the Employment Term has not sooner been terminated, and (ii) with respect to 372,429 shares on December 31, 2000 if the Employment Term has not sooner been terminated. All options granted or to be granted hereunder shall be exercisable for a period of ten years from the date of grant by the Executive (or, if earlier, within 12 months following the date of Executives' death by the family trust described herein, or Executive's personal representative or transferee if received by the laws of descent and distribution), may not be assigned without the consent of the Corporation except by the laws of descent and distribution in the event of Executive's death or to a trust which agrees to be bound by the terms of this Agreement and in which the Executive is the grantor and whose beneficiaries include only the Executive and the members of the Executive's immediate family, and both the number of shares and the exercise price shall be subject to such appropriate and

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equitable adjustments as the Board of Directors may reasonably make in the event of any stock split, stock dividend, reorganization, recapitalization, merger, consolidation or similar event.

         B. Executive agrees that during the Term he will, if requested by the Corporation or the Corporation's underwriter, execute such agreements as the Corporation or the underwriter may reasonably request in connection with an offering of the Corporation's common stock or a merger of other sale of the Corporation, including, but not limited to, agreements restricting the sale of any shares of the Corporation's common stock owned by the Executive.

8.       Death or Disability.

         In the event of the death or disability of the Executive, this Agreement shall terminate and the Corporation shall pay to the Executive or the Executive's personal representative in the event of death, the sum of Ten Thousand Dollars ($10,000) per month through the Term of this Agreement. Such payments shall begin upon the sooner of (i) thirty (30) days of Executive's death or (ii) thirty (30) days after Executive is declared by his physician incapable of performing his duties as specified in this Agreement. The Corporation shall have the right to fund Executive's death and/or disability benefit through life insurance.

9.       Place of Performance.

         In connection with his employment by the Corporation during the Employment Term, the Executive shall at all times be entitled to an office at the principal executive offices of the Corporation, located in Las Vegas, Nevada, or at such other office of the Corporation, in Las Vegas, Nevada, as the Chief Executive Officer of the Corporation shall, in his reasonable discretion deem to be in the best interest of the Corporation. In the event that during the Employment Term the Corporation moves its principal place of business outside of Las Vegas, Nevada, Executive at his option to terminate the Employment Term by giving written notice to the Corporation, at which time the Consulting Term shall begin.

10.      Notice.

         All Notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mail, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows: If to Corporation at: Spintek Gaming Technologies, Inc., 1857 Helm Drive, Las Vegas, Nevada, 89119 Attn: Chairman, Facsimile #: (702) 263-3680. If to Executive at:
Robert E. Huggins, 9104 Crystal Lake Court, Las Vegas, Nevada 89134, Facsimile #: (702) 341-7424.

11.      Miscellaneous.

         A. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns. This Agreement may not be assigned by the Corporation without the

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prior  written  consent  of the  Executive.  The  obligations  and duties of the
Executive hereunder shall be personal and not assignable.

         B. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and effective under applicable law, but if any provision of this Agreement is found to be prohibited or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         C. For purposes of this Agreement an "affiliate" of a person shall include any person, group of persons, firm, corporation, association, organization, or unincorporated trade or business that, now or hereinafter directly or indirectly, controls, or is controlled by, or practices is under common control with such person.

         D. Any waiver, alteration or modification of any terms of this Agreement will be valid only if made in writing and signed by the parties hereto. Each party hereto from time to time may waive any of his or its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereunder

         E. Captions and paragraph headings used herein are for convenience only and are not a part hereof and shall not be used in construing this Agreement.

         F. This Agreement constitutes the entire understanding and agreement of the parties and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties relating to the employment of the Executive by the Corporation during the Term. All prior negotiations or agreements, if any, between the parties relating solely to the employment of the Executive by the Corporation during the Term are hereby superseded.

         G. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

         H. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

12.      Arbitration.

         Any controversy between the parties hereto, including the construction or application of any of the terms, covenants or conditions of this Agreement, shall on written request of one party served on the other be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. The arbitrator selected must be a member of the National Academy of Arbitrators and must have significant experience in arbitrating labor disputes. Further, the Arbitrator must be an attorney practicing labor law in the Southern Nevada area. The cost of such arbitration shall be borne by the losing party or in such proportions as the Arbitrator(s) shall decide. Judgment may be entered on the arbitrator's award in any court of

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competent jurisdiction. The parties shall have the right to bring an action in a
Nevada court of competent jurisdiction to enforce any equitable remedy such party may have.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


EXECUTIVE:


                                            -----------------------------------
                                            ROBERT E. HUGGINS



                                            SPINTEK GAMING TECHNOLOGIES, INC.


                                            By:________________________________
                                            GARY L. COULTER, Chairman and CEO



                                            By:________________________________
                                            MALCOLM C. DAVENPORT, Vice Chairman